Exhibit 5.1

June 13, 2022

Diamondback Energy, Inc.

500 West Texas Avenue, Suite 1200

Midland, Texas 79701

Re: Diamondback Energy, Inc.

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Diamondback Energy, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), for the registration of up to an aggregate of 4,508,550 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (“Common Stock”), issuable pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 15, 2022, by and among the Company, Rattler Midstream LP (“Rattler”), Rattler Midstream GP LLC, the general partner of Rattler, and Bacchus Merger Sub Company, a wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which Merger Sub will merge with and into Rattler, with Rattler surviving as a wholly owned subsidiary of the Company (the “Merger”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies. We have also assumed that, upon consummation of the Merger and issuance and delivery of the Shares, the certificates for the Shares will conform to the specimen thereof filed as an exhibit to the Registration Statement and will have been duly countersigned by the transfer agent and duly registered by the registrar for the Common Stock or, if uncertificated, valid book-entry notations for the issuance of the Shares in uncertificated form will have been duly made in the share register of the Company. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the Company, all of which we assume to be true, correct and complete.

We have also assumed that prior to the issuance or delivery of any of the Shares (i) the Registration Statement, as then amended, will have become effective under the Act and such effectiveness will not have been terminated or rescinded and (ii) the other conditions to consummating the transactions contemplated by the Merger Agreement will have been satisfied and such transactions will have been consummated.

Diamondback Energy, Inc.

June 13, 2022

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued and delivered in accordance with the Merger Agreement and the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.	We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

B.

This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and the information statement/prospectus that forms a part thereof under the caption “Legal Matters”. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,

/s/ AKIN GUMP STRAUSS HAUER & FELD LLP

AKIN GUMP STRAUSS HAUER & FELD LLP